                               AMENDMENT NO. 4 TO

                                    EXHIBIT A

                     OF THE INVESTMENT MANAGEMENT AGREEMENT

         THIS AMENDMENT to the Exhibit A to the Investment Management Agreement dated December 15, 1999 (the "Agreement") between DELAWARE POOLED TRUST and DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust (the "Investment Manager"), amended as of the 15th day of September, 2003 to add The Small Cap Growth II Equity Portfolio, lists the Portfolios for which the Investment Manager provides investment management services pursuant to this Agreement, along with the management fee rate schedule for each Portfolio and the date on which the Agreement became effective for each Portfolio.

------------------------------------------------------ -------------------------------- ------------------------------------
                                                                                              Management Fee Schedule
                                                                                                (as a percentage of
                                                                                              average daily net assets)
                   Portfolio Name                              Effective Date                       Annual Rate
------------------------------------------------------ -------------------------------- ------------------------------------
The All-Cap Growth Equity Portfolio                           February 28, 2000                        0.75%
------------------------------------------------------ -------------------------------- ------------------------------------
The Core Plus Fixed Income Portfolio                            June 28, 2002                          0.43%
------------------------------------------------------ -------------------------------- ------------------------------------
The High-Yield Bond Portfolio                                 December 15, 1999                        0.45%
------------------------------------------------------ -------------------------------- ------------------------------------
The Intermediate Fixed Income Portfolio                       December 15, 1999                        0.40%
------------------------------------------------------ -------------------------------- ------------------------------------
The Large-Cap Growth Equity Portfolio                         September 5, 2000                        0.65%
------------------------------------------------------ -------------------------------- ------------------------------------
The Large-Cap Value Equity Portfolio                          December 15, 1999                        0.55%
------------------------------------------------------ -------------------------------- ------------------------------------
The Mid-Cap Growth Equity Portfolio                           December 15, 1999                        0.75%
------------------------------------------------------ -------------------------------- ------------------------------------
                                                                                            0.75% on first $500 million
                                                                                            0.70% on next $500 million
The Real Estate Investment Trust Portfolio                    December 15, 1999            0.65% on next $1,500 million
                                                                                           0.60% on assets in excess of
                                                                                                  $2,500 million
------------------------------------------------------ -------------------------------- ------------------------------------
The Real Estate Investment Trust Portfolio II                 December 15, 1999                        0.75%
------------------------------------------------------ -------------------------------- ------------------------------------
The Select Equity Portfolio                                   December 15, 1999                        1.00%
------------------------------------------------------ -------------------------------- ------------------------------------
The Small-Cap Value Equity Portfolio                          December 15, 1999                        0.75%
------------------------------------------------------ -------------------------------- ------------------------------------
The Small-Cap Growth Equity Portfolio                         December 15, 1999                        0.75%
------------------------------------------------------ -------------------------------- ------------------------------------
The Small Cap Growth Equity II Portfolio                      September 15, 2003                       0.75%
------------------------------------------------------ -------------------------------- ------------------------------------

DELAWARE MANAGEMENT COMPANY,                                   DELAWARE POOLED TRUST
a series of Delaware Management Business Trust

By:    Jude T. Driscoll                                        By:      Jude T. Driscoll
    ------------------------------------------                     ------------------------
Name:  Jude T. Driscoll                                        Name:  Jude T. Driscoll
Title: President/Chief Executive Officer                       Title: Chairman


Attest:  Brian L. Murray, Jr.                                  Attest:  Anthony G. Ciavarelli
        --------------------------------------                        -----------------------------------
Name:    Brian L. Murray, Jr.                                  Name:    Anthony G. Ciavarelli
Title:   Vice President/Associate General Counsel              Title:   Assistant Vice President/Counsel/
         Counsel/Assistant Secretary                                    Assistant Secretary